                                             ENGINEERED SUPPORT SYSTEMS, INC.
                               EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              Year Ended
                                                             --------------------------------------------
                                                                2001              2000             1999
                                                             ---------         ---------         --------
NET INCOME                                                    $18,576           $13,040           $7,309
                                                              =======           =======           ======


BASIC EARNINGS PER SHARE
            Average basic shares outstanding                    9,357             8,774            7,408
                                                              =======           =======           ======

            Net income                                          $1.99             $1.49            $0.98
                                                                =====             =====            =====

DILUTED EARNINGS PER SHARE
            Average basic shares outstanding                    9,357             8,774            7,408

            Net effect of dilutive stock options(1)               787               307              194
                                                              -------           -------           ------

            Average diluted shares outstanding                 10,144             9,081            7,602
                                                              =======           =======           ======

                 Net income                                     $1.83             $1.44            $0.96
                                                                =====             =====            =====


(1) Based on the treasury stock method

NOTE: On March 16, 2001, the Company effected a 5-for-4 stock split in the form of a 25% stock dividend. All share and per share amounts included on this schedule reflect this stock split.